UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	811-23191	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

Set forth below are certain preliminary estimates of Gladstone Investment Corporation’s (the “Company”) financial condition and results of operations for the year ended March 31, 2017. These estimates are subject to the completion of our financial closing procedures, including an independent audit, and are not a comprehensive statement of our financial results for the year ended March 31, 2017 or any time thereafter. We advise you that our actual results may differ materially from these estimates as a result of the completion of our independent audit and financial closing procedures and other developments arising between now and the time that we expect to finalize financial results for the year ended March 31, 2017 later this month. As a result, investors are cautioned not to place undue reliance on the information presented below and should view this information in the context of the Company’s full year end results when such results are disclosed by the Company in its Annual Report on Form 10-K for the year ended March 31, 2017. The information presented below is based on current management expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. The Company assumes no duty to update these preliminary estimates except as required by law.

We expect to announce final results of operations for the three months and year ended March 31, 2017 on May 16, 2017 prior to the opening of the financial markets.

Net investment income per weighted average share of common stock outstanding is estimated to have totaled between $0.72 and $0.76 for the year ended March 31, 2017.

Our NAV per share of common stock outstanding as of March 31, 2017 and May 8, 2017 is estimated to be between $9.93 and $9.97.

As of March 31, 2017, we had $69.7 million of borrowings outstanding under our Fifth Amended and Restated Credit Agreement dated April 30, 2013, as amended.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This communication contains forward-looking statements which are based upon the current expectations of the Company and its management and are inherently uncertain. Actual performance and results could vary materially from these estimates and projections of the future. Such statements speak only as of the time when made and are based on information available to the Company as of the date hereof and are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. For a description of certain risks to which the Company is or may be subject, please refer to the factors discussed under the captions “Forward-Looking Statements” and “Risk Factors” included in the Company’s filings with the SEC (accessible at www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2017	GLADSTONE INVESTMENT CORPORATION

	By:	/s/ Julia Ryan
Julia Ryan Chief Financial Officer & Treasurer